Exhibit 99.1

News Release

Marshall & Ilsley Corporation

770 North Water Street
Milwaukee, Wisconsin 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:

Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727

MARSHALL & ILSLEY CORPORATION SHAREHOLDERS APPROVE MERGER AGREEMENT WITH

BANK OF MONTREAL

Milwaukee, Wis. – May 17, 2011 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today announced that the holders of its common stock approved the merger agreement with Bank of Montreal (TSX NYSE: BMO) pursuant to which BMO will acquire all outstanding shares of common stock of M&I in a stock-for-stock transaction. In addition, pursuant to the terms of a Securities Purchase Agreement with respect to sale of its M&I Senior Preferred Stock, Series B, the U.S. Department of Treasury, as the sole holder of the preferred stock, delivered a proxy approving the merger agreement, which proxy was contingent on, and became automatically effective upon the approval of, the merger agreement by the holders of M&I's common stock. The closing of the merger remains subject to customary closing conditions, including the receipt of regulatory approvals, and is expected to occur prior to July 31, 2011.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $49.6 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 188 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 36 offices along Florida’s west coast and in central Florida; 33 offices in Indianapolis and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; 17 offices in the greater St. Louis area; 15 offices in Kansas City and nearby communities; and one office in Las Vegas, Nev. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com).

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication are forward-looking statements under the United States Private Securities Litigation Reform Act of 1995 (and are made pursuant to the ‘safe harbor’ provisions of such Act). These forward-looking statements include, but are not limited to, statements with respect to the expected closing of the proposed acquisition of M&I by Bank of Montreal, plans for the acquired business and the financial impact of the acquisition and are typically identified by words such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “plan”, “should”, “may”, “could” and other similar expressions.

By their nature, forward-looking statements are based on various assumptions and are subject to inherent risks and uncertainties. We caution readers of this communication not to place undue reliance on our forward-looking statements as the assumptions underlying such statements may not turn out to be correct and a number of factors could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements.

Such factors include, but are not limited to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which M&I operates; the ability to promptly and effectively integrate the businesses of M&I and BMO; reputational risks and the reaction of M&I’s customers to the transaction; diversion of management time on merger-related issues; increased exposure to exchange rate fluctuations; and those other factors described in Item 1A. Risk Factors in M&I’s 2010 Annual Report on Form 10-K. A significant amount of M&I’s business involves making loans or otherwise committing resources to specific companies, industries or geographic areas. Unforeseen events affecting such borrowers, industries or geographic areas could have a material adverse effect on the performance of our integrated U.S. operations.

M&I does not undertake to update any forward-looking statement, whether written or oral, that may be made, from time to time, by the organization or on its behalf, except as required by law.

Additional Information for Shareholders

In connection with the proposed merger transaction, BMO has filed with the Securities and Exchange Commission a Registration Statement on Form F-4 and a definitive Proxy Statement/Prospectus and M&I has filed with the Securities and Exchange Commission a definitive Proxy Statement/Prospectus on Schedule 14A, which was first mailed to M&I’s shareholders on or about April 14, 2011, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the definitive Proxy Statement/Prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the definitive Proxy Statement/Prospectus, as well as other filings containing information about BMO and M&I, may be obtained at the SEC's Internet site (http://www.sec.gov). You can also obtain these documents, free of charge, from BMO at www.BMO.com under the tab "About BMO - Investor Relations" and then under the heading "Frequently Accessed Documents", from BMO Investor Relations at investor.relations@bmo.com or (416) 867-6642, from M&I by accessing M&I’s website at www.MICorp.com under the tab "Investor Relations" and then under the heading "SEC Filings", or from M&I at (414) 765-7814.

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